FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                             2006 RETENTION PAY PLAN


     THIS RETENTION PAY PLAN is entered into this 10th day of October, 2006, by First Federal Banc of the Southwest, Inc. (the "Company") for the benefit of certain key employees of First Federal Bank (the "Bank") listed on Schedule A hereto (each of whom shall be referred to herein as "Employee").

                                    RECITALS


     WHEREAS, the Company desires to be ensured of the Employees' continued active participation in the business of the Bank and the Company in the event of a Change in Control; and

     WHEREAS, in order to induce the Employee to remain in the employ of the Bank and the Company and any successors thereto, and to provide further incentive to preserve and maintain the Bank's ongoing operations and project stability and soundness to the Bank's customers and employees, the Company desires to provide benefits which shall be due the Employee in the event his or her employment with the Bank and Company and any successors thereto continues for a specified period of time following a Change in Control.

     NOW THEREFORE, the First Federal Banc of the Southwest, Inc. 2006 Retention Pay Plan (the "Plan") provides as follows:

     1. Purpose. The Plan provides a Retention Bonus to certain executive officers and key employees who maintain their employment with the Bank and Company, or any successor to the Bank or the Company, for a minimum specified period following a Change in Control.

     2. Term of Plan. The term of the Plan expires December 31, 2007 in the event a Change in Control has not occurred in 2007.

     3. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Plan:

          (a)  Acquiror. Any company, bank or person that acquires 50% or more
               --------
               of the Company's outstanding common stock.

          (b)  Change in Control.  "Change in Control"  shall  be deemed to have
               -----------------
               occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and l4(d) of the Securities Exchange Act of 1934 ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or
               (c) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction unless, immediately following such transaction, at least a majority of the members of the board of directors or other governing body of the resulting or surviving entity are individuals who were members of the Board immediately prior to the transaction and equity interests representing at least a majority of the voting power in the election of directors or other members of the board of directors or other governing board of the resulting or surviving entity are owned, immediately following such transaction, by persons who owned common stock of the Company immediately prior to such transaction and in substantially the same relative proportions as their ownership of common stock of the Company immediately prior to such transaction; or (d) consummation of a tender offer pursuant to which the shareholders owning beneficially or of record 50% or more of the outstanding securities of the Company have tendered their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or (e) consummation of a dissolution or complete liquidation of the Bank or the Company, or shareholder approval of a plan for the dissolution or complete liquidation of the Bank or the Company.

          (c)  Cause.  Cause  means  personal  dishonesty, incompetence, willful
               -----
               misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, any of which results in a material loss to the Bank or the Company.

          (d)  Bonus Employment  Period. The period of time as set forth in  the
               ------------------------
               attached Schedule A in which an Employee must work for the Bank and Company, or any successor thereto, following a Change in Control, in order to receive the Retention Bonus under this Plan. Notwithstanding the prior sentence, if the length of post-Change in Control employment set forth in the attached Schedule A would extend an Employee's Bonus Employment Period beyond April 30, 2007, such Employee's Bonus Employment Period will automatically end on April 30, 2007 and the Retention Bonus will be paid on such date.

          (e)  Retention Bonus. Retention Bonus means the bonus set forth in the
               ---------------
               attached Schedule A.

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
     4. Participation. Participation in the Plan shall be approved by the Board of Directors of the Company ("Board") and limited to the Employees listed in the attached Schedule A.

     5. Eligibility for Benefits. An Employee listed on the attached Schedule A shall be eligible to receive the Retention Bonus set forth thereunder as long as such Employee remains employed with the Bank and Company, or any successor thereto, for the full Bonus Employment Period, and performs his or her assigned duties in a professional and satisfactory manner.

     6. Timing and Method of Payment. The Employee shall receive his or her Retention Bonus in a single lump sum payment by the earlier of (i) April 30, 2007, or (ii) the thirtieth (30th) day after the expiration of the Employee's Bonus Employment Period.

     7. Source of Benefits. The Acquiror shall pay the Employee's Retention Bonus under the Plan from its general assets.

     8. No Effect on Severance Plan. Any right to a Retention Bonus under this Plan shall not affect an Employee's right, if any, to benefits under the First Federal Banc of the Southwest, Inc. Severance Plan.

     9. No Guarantee of Employment. Nothing contained in this Plan herein alters any of the other terms of an Employee's employment. Accordingly, any benefits an Employee would be entitled hereunder are in addition to such Employee's current salary and other employee benefits and/or other compensation. Furthermore, nothing contained herein shall be construed as a contract of employment. The Bank and Company are free to terminate an Employee's employment at any time and an Employee is free to terminate his or her employment at any time. Any termination of Employee by the Bank or the Company prior to the effective date of a Change in Control would not entitle the Employee to a payment hereunder. In the event of termination of an Employee by an Acquiror, other than for Cause, on the effective date of, or following a Change in Control but prior to the end of the Bonus Employment Period, the Acquiror shall pay the Retention Bonus to the Employee on the Employee's last day of employment.

     10. Arbitration. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted by an arbitrator selected jointly by the Bank or the Acquiror and the Employee, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     11. Required Provisions.

          (a) The Bank may terminate the Employee's employment at any time. The Employee shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined hereinabove.

          (b)  If the  Employee  is  suspended   from office and/or  temporarily
               prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 USC

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
               ss.1818(e)(3))  or 8(g)(1) (12 USC  ss.1818(g)(1)) of the Federal
               Deposit Insurance Act, the Company's obligations under the Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) (12 USC ss.1818(e)(4)) or 8(g)(1) (12 USC ss.1818(g)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank, if any, under the Plan shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (d) If the Bank is in default as defined in Section 3(x)(1)(12 USC ss.1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank, if any, under this Plan shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Plan participants.

          (e) All obligations of the Bank, if any, under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
               Section 13(c) (12 USC ss.1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (f) Notwithstanding anything herein contained to the contrary, any payments to the Employee by the Bank or the Company, whether
               pursuant  to  this  Plan  or   otherwise,   are  subject  to  and
               conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

          (g)  Following  a  Change in Control, the foregoing paragraphs of this
               Section 11, shall be read by substituting the term "Acquiror" for the term "Bank" wherever the latter appears herein.

     12. Amendment. The Company reserves the right to amend the Plan at any time, with or without advance notice, provided such amendment does not reduce the benefits to any Employee under the Plan.

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
     13. Governing Law. This validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of New Mexico, except to the extent that such laws contravene or are inconsistent with Federal laws.

     14. Successors and Assigns. The provisions of this Plan shall bind and inure to the benefit of the Bank and Company and their successors and assigns. The term "successors" as used herein shall include an Acquiror or any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Bank and Company, and successors of any such corporations or other business entities.


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


     IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 10th day of October, 2006.


Effective Date:   October 10, 2006.


ATTEST:                           FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


/s/ George A. Rosenbaum, Jr.      /s/ Aubrey L. Dunn, Jr.
____________________________      _____________________________________________
Secretary                         President and Chief Executive Officer








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


                                   SCHEDULE A



Employee              Bonus Employment Period                   Retention Bonus
--------              -----------------------                   ---------------











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